EXHIBIT 10.67

                                OPTION AGREEMENT

This OPTION AGREEMENT ("Option Agreement"), effective as of December 18, 1995, by and between Jack H. Castle, D.D.S. (the "Shareholder") and Castle Dental Centers, Inc. (the "Optionee").

                                    RECITALS

      A. The Shareholder is the sole shareholder of Jack H. Castle, D.D.S., P.C., a Texas professional corporation ("New PC"), which is engaged in the practice of dentistry.

      B. Shareholder desires to afford the Optionee an opportunity to purchase all of the ownership interest held by him in New PC ("Shareholder Interest") on the terms hereof.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

      1. GRANT OF OPTION. Shareholder hereby irrevocably grants to Optionee the right and option (hereinafter called the "Option") to purchase all of the Shareholder Interest at the exercise price set forth in paragraph 2, during the period and subject to the conditions herein set forth.

      2. EXERCISE PRICE. The exercise price (the "Exercise Price") for the Shareholder Interest shall be One Thousand Dollars ($1,000.00).

      3. OPTION TERM. The term of this Option shall expire simultaneously with the expiration or termination in accordance with its terms of the Management Services Agreement, effective as of December 18, 1995 between New PC and Optionee (the "Expiration Date").

      4. EXERCISE OF OPTION. The Option shall immediately become exercisable on the occurrence of any event described in Section 5 hereof and shall be exercisable at any time thereafter until the Expiration Date (the "Option Period"); provided that in no event shall the Option be exercisable by Optionee or by any transferee under Section 8 until such time as Optionee or such transferee shall have taken such action as may be necessary to permit such person to lawfully hold an ownership interest in New PC.

      5. OPTION EXERCISE EVENTS. The Option shall immediately become exercisable on the first to occur of (i) Shareholder's death, (ii) the appointment of a guardian for Shareholder, (iii) any event or circumstance that results in Shareholder not being entitled to hold an ownership interest in New PC or (iv) Shareholder's disability. Shareholder shall be deemed disabled if he becomes incapable of performing the duties of the PC representative to the Policy Board under the Management Services Agreement described above and is not expected to resume such capability within a three month period. Determinations of disability shall be made by a physician who shall be agreed upon by Optionee and Shareholder (or Shareholder's representative).
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      6. NOTICE PERIOD. Before exercising the Option, Optionee shall give at least twenty-four (24) hours written notice to Shareholder (or Shareholder's representative). During the notice period, Shareholder (or Shareholder's representative) may not sell, transfer, exchange, encumber, or otherwise alienate the Shareholder Interest. Any such sale, transfer, exchange, encumbrance, or alienation shall be void. In addition, during the notice period, Shareholder shall not take any action that is adverse to New PC's practice of dentistry.

      7. MANNER OF EXERCISE. The notice of exercise of the Option shall be accompanied by the Optionee's check payable to Shareholder for the amount of the Exercise Price. Upon delivery of such notice and payment, the Optionee shall be deemed to have acquired the Shareholder Interest and shall be deemed to have become a shareholder of New PC without any further action on the part of the Optionee, the Shareholder or New PC. However, at the Optionee's request Shareholder shall also deliver an assignment of his Shareholder Interest in New PC to the Optionee in form and substance reasonably satisfactory to Optionee. In the event the Option shall be exercised by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right to such person or persons to exercise the Option.

      8. TRANSFERABILITY OF OPTION. The Option is transferable by Optionee at any time to any person.

      9. NO OBLIGATION TO EXERCISE OPTION. Optionee shall be under no obligation to exercise the Option.

      10. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Shareholder hereby represents and warrants to, and covenants with, Optionee that Shareholder is the only shareholder of New PC and no other person will be permitted to become a shareholder (other than pursuant to the exercise of this Option) without prior written notice to the Optionee and the grant to Optionee of an option on all of such person's ownership interest in New PC in form and substance comparable to this Agreement.

      11. RESTRICTIONS ON TRANSFER OF SHAREHOLDER INTEREST; CONSENTS. During the Option Period, Shareholder shall not "Transfer" all or any part of his Shareholder Interest without the prior written consent of the Optionee. For purposes of this Option Agreement, "Transfer" shall include any dissolution of New PC or any assignment, mortgage, hypothecation, transfer, pledge, creation of a security interest in or lien upon, encumbrance, gift or other disposition unless such "Transfer" is made subordinate to or subject to this Option. Further, New PC and the Shareholder shall not amend or modify New PC's Articles of Incorporation or Bylaws in any manner that would adversely affect the Optionee's rights hereunder without the Optionee's prior written consent.

      12. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the

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party entitled to receive such notice at the address stated below or at such other address as may be furnished in writing by any party hereto to the other:

          If to Shareholder:       Jack H. Castle, D.D.S.
                                   1360 Post Oak Blvd., Suite 1300
                                   Houston, Texas 77056

          If to Optionee:          Castle Dental Centers, Inc.
                                   1360 Post Oak Blvd., Suite 1300
                                   Houston, Texas 77056
                                   Attn: Jack H. Castle, Jr.

     13. SUCCESSORS AND ASSIGNS. This Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, heirs and assigns.

     14. GOVERNING LAW. This Option Agreement shall be governed by and construed under the laws of the State of Texas without regard to the conflicts of laws provisions of that state.

     15. COUNTERPARTS. This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16. AMENDMENT. This Option Agreement may not be amended except by an instrument in writing signed by all the parties.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement as of the date first above written.

                                   OPTIONEE:

                                   CASTLE DENTAL CENTERS, INC.

                                   By: /s/ JACK H. CASTLE, JR.
                                           Jack H. Castle, Jr.

                                   SHAREHOLDER:

                                   By: /s/ JACK H. CASTLE, D.D.S.
                                           Jack H. Castle, D.D.S.

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                                    CONSENT

     JACK H. CASTLE, D.D.S., P.C., a Texas professional corporation, consents to the Option on the Shareholder Interest granted herein, and agrees to recognize Optionee as a substituted shareholder immediately upon exercise of this Option with respect to the Shareholder Interest and payment of the Exercise Price therefor, subject to applicable state laws and regulations.

                                           JACK H. CASTLE, D.D.S., P.C.
                                           a Texas professional corporation

                                   By: /s/ JACK H. CASTLE, D.D.S.
                                   Name:   Jack H. Castle, D.D.S.
                                   Title:  President